Exhibit 99.1

NEWS RELEASE

HECLA COMMENCES SENIOR NOTES EXCHANGE OFFER

FOR IMMEDIATE RELEASE

December 4, 2013

COEUR D’ALENE, IDAHO -- Hecla Mining Company (“Hecla”) (NYSE:HL) today announced its offer to exchange new registered notes for its outstanding unregistered notes in accordance with the terms of its registration rights agreement with existing holders of those notes.

Under the exchange offer, Hecla is offering to exchange (the “Exchange Offer”) up to $500,000,000 aggregate principal amount of its new 6.875% Senior Notes due 2021 for a like principal amount of its outstanding 6.875% Senior Notes due 2021 (the “Exchange Notes”).

The Exchange Offer will expire at 5:00 p.m., Eastern Time, on January 3, 2014, unless extended (such date and time, as may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to Hecla’s prospectus dated December 4, 2013, which has been filed with the Securities and Exchange Commission. Hecla has not authorized any person to provide information other than as set forth in the prospectus.

Additional Information

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, The Bank of New York Mellon, by faxing a request to (732) 667-9408 or by writing via registered and certified mail, overnight courier, regular mail or hand delivery to The Bank of New York Mellon, c/o The Bank of New York Mellon Corporation, Corporate Trust Operations – Reorganization Unit, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn: Christopher Landers.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated December 4, 2013, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Note Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Offering Restrictions

This release does not constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

For further information, please contact:

Jeanne DuPont

Corporate Communications Coordinator

Investor and Public Relations

1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com